U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): January 9, 2003



                            Cole Computer Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Nevada                           0-23819                         76-547762
 (state  of                 (Commission  File  Number)            (IRS  Employer
incorporation)                                                     I.D.  Number)


                            5577 Northwest Expressway
                            Oklahoma City, OK 73132
                              (405) 721-7600 PHONE
            -------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)


                                 Not Applicable
              -----------------------------------------------------
              (Former name or address if changed since last report)


ITEM  5  OTHER  EVENTS

Due to events beyond the control of Cole Computer Corporation's Board of Directors, the review of potential Board members had to be tabled at the last Board meeting held December 14, 2003. The Executive Committee re-contacted potential members who are qualified and held an Executive Committee meeting January 7, 2003. Appointed were the following Board members to the Board of Directors for Cole Computer Corporation.

Dr.  Ken  Dennis,  New  Board  Member
Mr.  Albert  Fields,  New  (and  former)  Board  Member
Mr. Dyon Tang, New Board Member and Current Chief Executive Officer Mr. Frank Tabor, New Board Member


Dr. Ken Dennis was also selected as Cole's Corporate Secretary taking over the position from Cole's Corporate Counsel who has temporarily held the position until a successor could be appointed. Cole's Corporate Counsel remains
Assistant  Corporate  Secretary  under  Cole's  Bylaws.

Under  Cole's  staggered Board system in the Restatement of Bylaws, Article III,
Section II, the newly appointed Board members will stand for election at the next shareholder meeting schedule for July 26, 2003, along with any Board member who is to be reelected. Between now and the submission of the shareholder
Proxy,  the  Board  will  slate  new  Board  Members  into  tenured  terms.

Until that time, the directors listed below have been assigned to the following committees.


EXECUTIVE  COMMITTEE

Mr.  Dyon  Tang,  Director  and  CEO
Mr.  John  L.  Ruth,  Director,  President  and  COO
Dr.  S.  F.  Hartley,  Director  and  COB

AUDIT  COMMITTEE

Mr.  Albert  Fields,  Director  and  Chairperson
Mr.  Frank  Tabor,  Director
Mr.  John  L.  Ruth,  Director,  President  and  COO

COMPENSATION  COMMITTEE

Mr.  Dyon  Tang,  Director  and  CEO
Dr.  Ken  Dennis,  Director
Dr.  S.F.  Hartley,  Director  and  COB








Date  of  Report:    January 9, 2003



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2003                       Cole  Computer  Corporation



                                             By:/s/John  L.  Ruth
                                                --------------------------------

                                                 John  L.  Ruth
                                                 President  and  Director